As filed with the Securities and Exchange Commission on October 15, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SOLARCITY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	4931	02-0781046
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3055 Clearview Way

San Mateo, California 94402

(650) 638-1028

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lyndon R. Rive

Chief Executive Officer

SolarCity Corporation

3055 Clearview Way

San Mateo, California 94402

(650) 638-1028

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven V. Bernard Michael A. Occhiolini Michael E. Coke Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Seth R. Weissman Phuong Y. Phillips SolarCity Corporation 3055 Clearview Way San Mateo, California 94402 (650) 638-1028	Thomas J. Ivey Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 (650) 470-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share	690,000	$46.54	$32,112,600	$4,137

(1)	Represents only the additional number of shares being registered and includes 90,000 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-189405).
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(3)	The registrant previously registered and paid for securities at an aggregate offering price not to exceed $183,457,200 and a fee of $23,298 on August 28, 2013, on a registration statement on Form S-1 (File No. 333-189405), which was declared effective by the Securities and Exchange Commission on October 15, 2013. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

SolarCity Corporation, a Delaware corporation (“SolarCity”), is filing this registration statement with the Securities and Exchange Commission, or the SEC, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-189405) originally filed with the SEC on June 18, 2013, as amended by Amendment No. 1 thereto filed with the SEC on June 21, 2013, Amendment No. 2 thereto filed with the SEC on August 2, 2013, Amendment No. 3 thereto filed with the SEC on August 29, 2013, Amendment No. 4 thereto filed with the SEC on September 16, 2013, Amendment No. 5 thereto filed with the SEC on October 11, 2013, and Amendment No. 6 thereto filed with the SEC on October 15, 2013, or the Prior Registration Statement, and which the SEC declared effective on October 15, 2013.

SolarCity is filing this registration statement for the sole purpose of increasing by 690,000 shares the number of shares of its common stock, par value $0.0001 per share, 90,000 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares, to be registered for sale. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 15th day of October, 2013.

SolarCity Corporation

By:	/s/ Lyndon R. Rive
Lyndon R. Rive
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lyndon R. Rive Lyndon R. Rive	Founder, Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2013

/s/ Robert D. Kelly Robert D. Kelly	Chief Financial Officer (Principal Financial and Accounting Officer)	October 15, 2013

* Peter J. Rive	Founder, Chief Operations Officer, Chief Technology Officer and Director	October 15, 2013

* Elon Musk	Chairman of the Board of Directors	October 15, 2013

* John H. N. Fisher	Director	October 15, 2013

* Antonio J. Gracias	Director	October 15, 2013

* Donald R. Kendall, Jr.	Director	October 15, 2013

* Nancy E. Pfund	Director	October 15, 2013

* Jeffrey B. Straubel	Director	October 15, 2013

*By:	/s/ Lyndon R. Rive
Lyndon R. Rive Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	File No.	Incorporated by Reference	Exhibit Filing Date

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Included in Exhibit 5.1)

24.1	Power of Attorney (see page II-4 of the Registration Statement on Form S-1 (File No. 333-189405) filed on June 18, 2013.)